Exhibit 99.1

Equinix Appoints Three Company Veterans to New Roles

Changes Optimize Company's Customer-Centricity and Growing Momentum as a Global Platform for Digital Business

REDWOOD CITY, Calif., March 13, 2019 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that three executives will move into new roles to address the growing opportunity for Equinix as a strategic platform on which customers architect their digital business. The changes will optimize the company's customer-centric operations as Equinix continues to address increasing customer demand and build on its differentiated market leadership.

Effective early Q2, Karl Strohmeyer, currently President, Americas, will begin serving as Chief Customer and Revenue Officer, overseeing the company's overall go-to-market strategy. Reporting to Strohmeyer will be Sales, Marketing, Customer Care and Experience, Commercial Solutions, and the company's regional management across the Americas, EMEA and Asia-Pacific. Sara Baack, who currently serves as Chief Marketing Officer, will take on the role of Chief Product Officer, leading Product Marketing, Management, Development and Engineering across core colocation and interconnection offerings, as well as overseeing the company's edge services portfolio. Eric Schwartz, currently President, EMEA, will begin serving as Chief Strategy and Development Officer, overseeing Corporate Strategy, Corporate Development, Business Development, Real Estate, Capital Planning and the company's hyperscale initiatives.

The changes will enable Equinix to further drive customer success and accelerate growth as companies embrace digital transformation and leverage Platform Equinix® as their interconnected digital edge, via a global and private infrastructure that is located proximate to the cloud and high-value ecosystems of strategic business partners. As a result, customers can gain greater levels of performance, security, compliance, flexibility and lower total cost of ownership as they continue to leverage Equinix's superior global reach, scaled digital ecosystems, comprehensive interconnection portfolio and long track record of service excellence.

Quote

  Charles Meyers, President and CEO, Equinix

"As we continue to enhance the value of our global platform and serve an increasingly strategic role in the digital transformation of our customers, these changes to our organization will enable us to advance our leadership as the trusted center of a cloud-first world. Karl, Sara and Eric have a combined 24 years in executive roles at Equinix, and I am supremely confident in their understanding of our customers as they continue to embrace and execute their transformation to digital business, and the unique opportunity that our organization has to serve them."

Highlights / Key Facts

  Karl Strohmeyer: Chief Customer and Revenue Officer
    This newly created global organization will concentrate all of the company's customer-facing functions into a single organization with a consolidated focus on the customer. This will allow a centralized ownership of the entire customer experience and enable Equinix to provide increased value as a trusted advisor to businesses undergoing digital transformation. As a part of this role, Strohmeyer will leverage the company's technology leadership and partner ecosystem to generate exceptional customer experiences.
    Since joining Equinix in 2013, Strohmeyer has served as President, Americas overseeing the regional management, strategy, sales and operations for Equinix in the U.S., Brazil, Canada and Colombia. Under his leadership, the Americas region, which is the company's largest region by revenue, has nearly doubled in size, growing from $1.3 billion in revenue in 2013 to $2.5 billion in revenue in 2018. He also oversaw one of the company's largest acquisitions and integrations to date with the $3.6 billion acquisition of 29 data centers from Verizon in 2017.
  Sara Baack: Chief Product Officer
    This organization, focused on the evolution of Platform Equinix, defines, develops and manages Equinix's industry-leading portfolio of products while balancing continuous enhancements and the next waves of innovation to meet the dynamic demands of Equinix's enterprise and service provider customers. Under Baack's leadership, Equinix intends to strengthen the delivery of the compelling value that it provides to today's digital businesses and accelerate the development of new services.
    Since joining Equinix in 2012, Baack has served as Chief Marketing Officer and has led the company's global market strategy, product management, communications, solution marketing, demand generation and global brand development. Under her leadership as CMO, Baack oversaw the business ideation and product development of a new portfolio of interconnection and commerce enablement services focused on next-generation enterprise IT architecture and hybrid cloud adoption. She also architected the repositioning of Equinix around the company's interconnection capabilities, cloud enablement and the Interconnection Oriented Architecture® (IOA®) for enterprise.
  Eric Schwartz: Chief Strategy and Development Officer
    Schwartz's new role includes driving effective and holistic strategy and decision-making across the company to support both strategic and tactical elements of growth and expansion. As a part of this role, Schwartz will also ensure that Equinix continues to invest in the optimal capital and technology expansion needed to increase its value as the architecture of choice for businesses as they increasingly move their strategic infrastructure to Platform Equinix.
    Schwartz joined Equinix in 2006 and has served in various senior-level management roles with the company. He spearheaded Equinix's expansion to Europe, including the 2007 acquisition of IXEurope, as well as the 2016 acquisition of Telecity, and he has served as President, EMEA since 2008. Under his leadership, the EMEA region has expanded from $178 million in revenue in 2008 to $1.6 billion in 2018, and it now encompasses 73 International Business Exchange™ (IBX®) data centers in 15 countries.

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. In 52 markets worldwide, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Equinix Media Contact (Global), David Fonkalsrud, +1 (650) 598-6240, dfonkaslrud@equinix.com, Investor Relations Contacts, Katrina Rymill, +1 650-598-6583, krymill@equinix.com, Chip Newcom, +1 650-598-6262, cnewcom@equinix.com